UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015 (June 1, 2015)

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-178959	45-1478440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
804 Las Cimas Parkway Austin, Texas		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 328-2300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On June 1, 2015, Epicor Software Corporation (“Epicor” or the “Company”), EGL Holdco, Inc. (“EGL”), the Company’s direct parent, and certain of the Company’s domestic subsidiaries (such subsidiaries, together with EGL, the “Guarantors”) entered into a credit agreement (the “Credit Agreement”) with Jefferies Finance LLC, as administrative agent and collateral agent, the lenders party thereto, and Jefferies Finance LLC, Macquarie Capital (USA) Inc., Nomura Securities International Inc. and Guggenheim Corporate Funding, LLC, as joint lead arrangers and bookrunners.

The Credit Agreement provides for a first lien secured $1.4 billion term loan facility (the “New Term Loan Facility”) which was fully funded on June 1, 2015 (the “Closing Date”) and has a seven year maturity (except that term loans made in connection with the incremental term loan facility or extended in connection with the extension mechanics of the New Term Loan Facility have the maturity dates set forth in the amendments applicable to such term loans). The New Term Loan Facility is to be repaid in consecutive quarterly payments, commencing with the end of the second quarter to occur after the Closing Date, in an amount equal to 0.25% of the aggregate principal amount of the term loans funded on the Closing Date, with the balance of the term loans due upon maturity.

The New Term Loan Facility is secured by a first priority lien on substantially all assets of the Company and the Guarantors, subject to various limitations and exceptions. The New Term Loan Facility contains a springing financial covenant that requires the Company, after failure to meet a certain minimum availability threshold, to comply with a maximum first lien secured leverage ratio. The New Term Loan Facility also contains limitations on the Company’s ability to, among other things, incur indebtedness and liens, make investments, capital expenditures and restricted payments, sell assets and prepay certain indebtedness. These restrictions are subject to a number of important qualifications, limitations and exceptions that are described in the Credit Agreement.

The New Term Loan Facility also requires the Company to prepay the loans thereunder with a portion of its excess cash flow (commencing with the fiscal year ending September 30, 2016), the proceeds of certain indebtedness and, subject to certain re-investment rights, the proceeds of certain asset sales of certain casualty or other insured events. The New Term Loan Facility contains customary events of default (subject in certain cases to customary grace and cure periods) including for failure to make payments under the New Term Loan Facility, materially incorrect representations, breaches of covenants, cross-default to other material indebtedness, material unstayed judgments, certain ERISA, bankruptcy and insolvency events, failure of guarantees or security to remain in full force and effect, and certain changes of control. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Credit Agreement.

The interest rates for the New Term Loan Facility are based on: (i) for LIBO rate loans for any interest period, a rate per annum equal to the Eurocurrency Rate (as defined in the Credit Agreement) plus an applicable margin; and (ii) for prime rate loans, a rate per annum equal to the Base Rate (as defined in the Credit Agreement) plus an applicable margin.

Notes

On June 1, 2015, the Company, EGL and certain of the Company’s subsidiaries entered into a note purchase agreement (the “Note Purchase Agreement”) with the GS Initial Purchasers (as defined therein), the Guggenheim Initial Purchasers (as defined therein) and PCV Investment S.á r.l., SICAR (collectively, the “Initial Purchasers”) relating to the issuance and sale of $610 million aggregate principal amount of Senior Secured Second Lien Floating Rate Notes due 2023 at an issue price of 100.00% (the “Notes”).

The Company effected the sale of the Notes in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture, dated as of June 1, 2015 (the “Indenture”), by and among the Company, the Guarantors and U.S. Bank National Association, as trustee and collateral agent. The Notes are second lien senior secured obligations of the Company and are guaranteed on a senior secured basis by the Company and each of the Guarantors.

The terms of the Indenture, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional indebtedness or guarantee indebtedness; (ii) create liens or use assets as security in other transactions; (iii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iv) make investments; (v) merge, amalgamate or consolidate, or sell, transfer, lease or dispose of substantially all of the Company’s assets; (vi) enter into transactions with affiliates; (vii) sell or transfer certain assets; and (viii) agree to certain restrictions on the ability of restricted subsidiaries to make payments to us. These covenants are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include payment defaults, a failure to pay certain judgments and certain events of bankruptcy and insolvency. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

In connection with the sale of the Notes, on June 1, 2015, the Company also entered into a registration rights agreement relating to the Notes, pursuant to which the Company and Guarantors have agreed, upon written demand by a holders of the majority of the aggregate principal amount of the Notes outstanding, at any time on or after the consummation of any public offering of debt securities of the Company or any of its direct or indirect parent entities or subsidiaries, to file with the Securities and Exchange Commission and cause to become effective a registration statement with respect to a registered offer to exchange the Notes for new notes, with terms substantially identical in all material respects to the Notes.

The Company is using the proceeds of the New Term Loan Facility and the Notes to repay existing indebtedness and issue a dividend to its stockholders.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 1, 2015, the Company distributed equity interests in certain of its subsidiaries (the “Separation Transaction”) to a newly formed partnership (“SpinCo”) and distributed those partnership interests, together with cash and notes payable, to the Company’s ultimate parent, Eagle TopCo, LP.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

This report and the exhibits hereto contain forward-looking statements relating to, among other things, the Separation Transaction and the expected future performance of Epicor’s and SpinCo’s businesses. A more thorough discussion of certain factors that may affect Epicor’s actual results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Epicor’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting Epicor’s investor’s web site at http://www.epicor.com/Company/Pages/Investors.aspx or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this report or the exhibits hereto, which are based on information available to Epicor on the date hereof. Epicor assumes no obligation to update such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: June 5, 2015	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President and General Counsel